UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 OR 15(d) of the
Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): October 2, 2022

QUANTUM-SI INCORPORATED
(Exact name of registrant as specified in its charter)

Delaware	001-39486	85-1388175
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

530 Old Whitfield Street
Guilford, Connecticut	06437
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (203) 458-7100

N/A
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:
Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Class A common stock, par value $0.0001 per share	QSI	The Nasdaq Stock Market LLC
Redeemable warrants, each whole warrant exercisable for one share of Class A common stock, each at an exercise price of $11.50 per share	QSIAW	The Nasdaq Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).
Emerging growth company	☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 5.02.	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On October 4, 2022, Quantum-Si Incorporated (the “Company”) announced that Jeffrey Hawkins was appointed by the Board of Directors of the Company (the “Board”) as Chief Executive Officer of the Company, effective as of October 10, 2022 (the “Appointment Date”). In connection with Mr. Hawkins’ appointment to the Board, the Board also approved an increase in the size of the Board from seven to eight members and appointed Mr. Hawkins to fill the newly created vacancy, effective as of the Appointment Date, to serve for a term to continue until the Company’s next annual meeting of stockholders. In connection with Mr. Hawkins’ appointment, Jonathan Rothberg, Ph.D., who has been serving as Interim Chief Executive Officer of the Company, will step down from that role effective as of the Appointment Date. Dr. Rothberg will continue to serve as Executive Chairman of the Board.

Mr. Hawkins, age 44, served as President and Chief Executive Officer of Truvian Sciences, Inc. from January 2018 through July 2022 and then as a technical advisor from August 2022 through September 2022. As Chief Executive Officer of Truvian Sciences, he led the evolution of the company’s benchtop blood testing system from a product concept through technology feasibility and into late-stage development. Mr. Hawkins also previously served as Vice President and General Manager, Reproductive and Genetic Health at Illumina, Inc. from October 2015 until January 2018, where he oversaw the rapid global growth of next generation sequencing into new and emerging markets. Prior to that, Mr. Hawkins held several senior leadership roles at GenMark Diagnostics, Inc. from December 2009 until October 2015, most recently as Senior Vice President, Global Marketing and Program Management. Mr. Hawkins also previously served as Vice President of Business Development of Osmetech Technology, Inc., a wholly-owned subsidiary of Osmetech plc, and as Vice President of Marketing. Mr. Hawkins also served as Executive Director of Laboratory Marketing for Hologic, Inc., a developer, manufacturer and supplier of medical imaging systems and diagnostic and surgical products. Prior to that, Mr. Hawkins served as Executive Director of Marketing of Third Wave Technologies Inc., a provider of DNA and RNA analysis products to clinical, research and agricultural customers. Prior to Third Wave, Mr. Hawkins held various positions of increasing responsibility in the areas of Marketing, Product Development and Operations for Sysmex America and Abbott Laboratories. Mr. Hawkins holds a B.A. in chemistry with honors from Concordia University and an MBA from Keller Graduate School of Management.

The selection of Mr. Hawkins to perform the functions of Chief Executive Officer was not pursuant to any arrangement or understanding between Mr. Hawkins and any other person. There are no family relationships between Mr. Hawkins and any director or executive officer of the Company, and there are no transactions between Mr. Hawkins and the Company that would be required to be reported under Item 404(a) of Regulation S-K.

On October 2, 2022, the Company entered into an offer letter of employment with Mr. Hawkins, effective as of the Appointment Date (the “Offer Letter”). Pursuant to the terms of the Offer Letter, Mr. Hawkins’ annual base salary is $575,000. Mr. Hawkins is eligible to receive an annual discretionary bonus with a target of 100% of his base salary. Mr. Hawkins will receive a one-time sign-on bonus in the amount of $150,000, which is recoverable in full by the Company in the event that Mr. Hawkins voluntarily terminates his employment with the Company prior to the 12 month anniversary of his start date. The Offer Letter further provides that Mr. Hawkins will receive an award of 4,170,000 stock options to purchase shares of Class A common stock of the Company (“Class A common stock”) on the second business day following the Company’s earnings call with respect to the quarter ended September 30, 2022 (the “Grant Date”), with 20% of the stock options to vest on the last day of the calendar quarter of the one-year anniversary of his start date, and 1.66% to vest monthly at the end of each month thereafter. In addition, the Offer Letter provides that Mr. Hawkins will receive an award of 1,390,000 performance-based stock options to purchase shares of Class A common stock on the Grant Date, which will vest in full if within 1.5 years of his start date the Class A common stock closing price is at least $10.00 (as adjusted) for 20 out of 30 consecutive trading days, as an inducement award material to Mr. Hawkins entering into employment with the Company, pursuant to Nasdaq Rule 5635(c)(4). In addition, the Offer Letter provides that Mr. Hawkins will receive an award of 1,390,000 performance-based stock options to purchase shares of Class A common stock on the Grant Date, which will vest in full if within 3.5 years of his start date the Class A common stock closing price is at least $20.00 (as adjusted) for 20 out of 30 consecutive trading days, as an inducement award material to Mr. Hawkins entering into employment with the Company, pursuant to Nasdaq Rule 5635(c)(4). Commencing on his start date, Mr. Hawkins will become a participant in the Company’s Executive Severance Plan, as amended. The foregoing description of the Offer Letter is not complete and is qualified in its entirety by reference to the full text of the Offer Letter, a copy of which is filed as Exhibit 10.1 to this Current Report on Form 8-K.

Further, in connection with Mr. Hawkins’ appointment, Mr. Hawkins and the Company entered into an indemnification agreement in the form the Company has entered into with its other executive officers and directors, which form is filed as Exhibit 10.16 to the Company’s Current Report on Form 8-K, filed with the U.S. Securities and Exchange Commission on June 15, 2021.

A copy of the press release announcing Mr. Hawkins’ appointment is attached hereto as Exhibit 99.1 and incorporated herein by reference.

Item 9.01	Financial Statements and Exhibits.

(d)	Exhibits.

Exhibit No.
Description

10.1+	Offer Letter of Employment, dated October 2, 2022, by and between Quantum-Si Incorporated and Jeffrey Hawkins
99.1	Press Release dated October 4, 2022
104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

+ Management contract or compensatory plan.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

QUANTUM-SI INCORPORATED

		By:	/s/ Claudia Drayton
		Name:	Claudia Drayton
		Title:	Chief Financial Officer

Date:	October 4, 2022